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                                                                   EXHIBIT 10.23

                         IBM VENDOR MARKETING PROGRAMS

                    COOPERATIVE SERVICES MARKETING AGREEMENT

AGREEMENT NUMBER: VMP-587

Date of Agreement: December 16, 1996

     This is an Agreement between IBM Corporation ("IBM") and You:

     Your Name and Address:

     Simione Central Holding, Inc.
     6600 Powers Ferry Road
     Atlanta, GA 30339

     You and IBM hereby agree as follows:

1.0  PURPOSE

     This Agreement sets forth the terms and conditions under which IBM, for a fee, will assist You in the marketing of Your Services.

2.0  DEFINITIONS

     When used in this Agreement, the capitalized terms listed below will have the following meanings:

     2.1 FEDERAL PROSPECT means a Prospect that is (a) an agency or other unit of the Federal government, (b) that You know or should know is a prospective federal prime or subcontractor, or (c) a Prospect which You otherwise know or have reason to believe will acquire Services for use in connection with a federal acquisition or project.

     2.2 MARKETING ACTIVITIES means: the activities undertaken by the Marketing Force in marketing the Services to Prospects where at a minimum the Marketing
Force:

     2.2.1 establishes contract with the Prospect;

     2.2.2 provides information regarding the Services to the Prospect; and

     2.2.3. maintains contact with the Prospect in the sales cycle.

     2.3 MARKETING FORCE  means:

     2.3.1 IBM; and

     2.3.2 any IBM Business Partners and IBM Subsidiaries that IBM utilizes in marketing the Services.

     2.4 MARKETING PACKAGE means materials provided by You to the Marketing Force. The Marketing Package shall include the following:

     2.4.1 Marketing Materials means Service brochures, technical specification sheets, demonstration presentations, Service descriptions utilized in electronic online services, and other marketing sales literature provided by You to IBM, or prepared by IBM and approved by You, for use by IBM in marketing Your Services to Prospectus. IBM's use of the marketing materials and demonstration materials may include transmission of them on electronic, online services.

     2.4.2 Vendor Marketing Programs Notice means an IBM supplied description of IBM's responsibilities to Prospects with respect to the Services.
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     2.4.3 Order Form  means an IBM supplied form on which the Marketing Force records the Services sold by you to Prospects and used by IBM in providing sales compensation to the Marketing Force and in confirming orders with You.

     2.4.4 Price Schedule means a written statement supplied by You of Your retail prices for the Services, including discounts offered, if any.

     2.4.5 Service Agreement means the agreement supplied by You under which You provide Services.

     2.5 PROSPECT means a potential or actual customer of the Services that is subject to Marketing Activities.

     2.6 SERVICES means Your services. Such services are listed and described in Attachment A "Services List."

3.0  APPOINTMENT

     Subject to the terms and conditions hereof, You hereby designate and appoint the Marketing Force as a non-exclusive representative for the marketing of the Services in the United States and Puerto Rico.

4.0  YOUR RESPONSIBILITIES

     4.1 PRICING Notwithstanding anything contained herein, You shall retain full and absolute freedom and flexibility in pricing Your Services, and in establishing the terms and conditions under which they may be offered to Prospects.

4.2  MARKETING PACKAGE

     4.2.1 You shall provide to IBM a copy of the items in the Marketing Package provided by You prior to sending the Initial Marketing Package to the Marketing Force. You shall give IBM forty-five (45) days prior written notice should You elect to change any materials supplied by You in the Marketing Package and shall provide IBM with a complete copy of the revised Marketing Package at least thirty days prior to the effective date of the changes. IBM shall have the right to review all changes to the Marketing Package and to request reasonable modifications.

     4.2.2 You shall at all times during the term of this Agreement ensure that the Marketing Package completely and accurately represents the Services and shall provide reasonable quantities of the most current Marketing Package to the Marketing Force upon request.

     4.3 MARKETING SUPPORT You shall cooperate with the Marketing Force in the marketing of the Services. Such cooperation shall include the reasonable provision of technical support services and training to the Marketing Force (including, but not limited to, telephone support), and reasonable participation and assistance with the Marketing Force in sales calls to Prospects, trade shows and conferences. In addition, You shall, in a manner reasonably consistent with industry practice, promote the Services through national and local advertising.

     4.4 SERVICES In order to ensure that the Services marketed by the Marketing Force under this Agreement are the most current release or version offered by You to Your customers, You shall make available for marketing by the Marketing Force under this Agreement all maintenance modifications, engineering changes, upgrades, enhancements, or new versions (including any future adaptations of the Services to current or future IBM operating systems, systems, and platforms) of the Services that You offer to Your customers.

     4.5 YOUR MISCELLANEOUS RESPONSIBILITIES

     4.5.1 You shall perform all of Your obligations under accepted Service Agreements.

     4.5.2 You shall invoice and use reasonable efforts to collect all amounts payable under each Service Agreement accepted by You.
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     4.5.3 You shall pay to IBM the compensation set forth in Section 6.0,
"PAYMENT," and shall provide IBM with documentation and maintain records as provided therein.

     4.5.4 You shall timely notify IBM when a Prospect's signature on a Service Agreement is independently obtained by You and payment is due IBM under Section 6.0, "PAYMENT."

     4.5.5 Throughout the term of this Agreement, You shall amend in writing the information provided to IBM on the business and service overview forms (provided by You by IBM and incorporated herein by reference) to ensure that such information remains accurate and complete.

     4.5.6 You shall (1) promptly disclose to all Federal Prospects the existence of this Agreement, including the existence of the contingent fee payment arrangement in effect with IBM that would apply to the Federal Prospect's acquisition of the Services, (2) promptly, completely, and accurately execute any certifications, representations, and disclosure documents that may be required by any Federal Prospect to comply with federal regulations requiring certification and disclosure of contingent fee arrangements applicable to the acquisition of the Services.

     4.5.7 You will approve in a timely manner all Marketing Materials and demonstration materials provided by IBM for IBM's use in marketing Your Service(s) to Prospects. You shall provide written approval to IBM for all information included in such Marketing Materials, including but not limited to, content, descriptions, pricing, technical information and usage of trademarks, trade names and copyrighted materials.

     4.6 PROSPECT REGISTRATION The Marketing Force may provide You with Prospect registration(s) identifying, at a minimum, the Prospect's name and location. You shall, upon receipt of the registration, promptly review and reply to IBM in ten (10) business days or less from date of receipt whether You will accept or reject Prospect. If You accept the Prospect registration, You will send to the initiator of the registration a completed Marketing Package. If You reject said Prospect registration, You will provide in writing to IBM the reason(s) for rejection.

     4.7 ORDER CONFIRMATION IBM may provide You with order confirmation notices identifying Services sold to Prospects. You shall confirm in writing within ten
(10) working days from date of receipt, the Services sold to a Prospect, the dollar value of the related Service Agreement(s) and the estimated date You will pay to IBM the associated fees as described in Section 6.1 of this Agreement.

5.0 IBM'S RESPONSIBILITIES

     5.1 MARKETING SUPPORT ACTIVITIES IBM will, at its sole cost, undertake the following market support activities for the Services:

     5.1.1 provide to You the IBM Business Partner emblem as described in
Section 11.3 "Advertising and Trademark Usage" of this Agreement; and

     5.1.2 issue an availability notice to the Marketing Force that describes the Services and announces that the Marketing Force may solicit and assist in obtaining orders for the Services on Your behalf; and

     5.1.3 make available to You a registration process whereby You may accept or reject a Prospect; and

     5.1.4 include Your Services (identified as Cooperative Program offerings) in IBM National Solution Center database.

     5.2 IBM may assist you in obtaining the Prospect's signature on your Service Agreements.

     5.3 IBM may participate in joint sales calls with You.

     5.4 IBM will, in its Marketing Activities, rely on the information supplied by You and contained in the Marketing Package, training, and instruction received from You, and information otherwise provided by You regarding the Services.

     5.5 IBM may, in a manner and amount that it deems appropriate, compensate the Marketing Force based upon fees received by IBM from You under this Agreement.
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     5.6 Notwithstanding anything contained herein, IBM shall have full freedom and flexibility in its marketing effort for the Services, including whether to market or discontinue marketing. IBM makes no guarantee or commitment that the Services will be marketed nor does IBM guarantee the financial or other success of any marketing effort engaged in.

     6.0 PAYMENT

     6.1 FEE  In consideration for the Marketing Activities (as defined in
Section 2.2) and Marketing Support Activities (as described in Section 5.1), You shall owe IBM a fee equal to the applicable percentage (as listed in the Attachment A -- "Services List") of the total revenue received by You for Services under:

     6.1.1 Service Agreements with Prospects obtained as a result of Marketing Activities (with or without an order confirmation notice as described in Section
4.8 of this Agreement and/or with or without a Prospect registration as describe in Section 4.7 of this Agreement); and

     6.1.2 Service Agreements with Prospects rejected by You under Section 4.8, "Prospect Registration," provided You subsequently accept a Service Agreement for the Services from such Prospects during the term of this Agreement and for six (6) months after IBM's withdrawal of the Services from marketing by the Marketing Force; and

     6.1.3 And additional Service Agreements issued to Prospects by You during the term of this Agreement and six (6) months after IBM's withdrawal of the Services from marketing by the Marketing Force which are a direct or follow-on result of Marketing Activities; and

     6.1.4 Service Agreements with Prospects obtained as a result of Marketing Activities initiated before IBM's withdrawal of the Services from marketing by the Marketing Force and three (3) months following said withdrawal.

     6.2 PAYMENT OBLIGATION Your payment to IBM shall accrue when the Prospect's fee for the Services are paid to You.

     6.3 REMITTANCE Payment shall be made to IBM within thirty (30 ) days after the conclusion of each calendar month for the amounts received by You in such calendar month. Payment shall be accompanied by an activity report summarizing the basis for the payment to IBM. For months in which no payment is due IBM, You will send an activity report so stating.

     6.3.1 For Services, payment shall be accompanied by a copy of each of Your invoices to Prospect(s) for the Services rendered under this Agreement. You must also include under each Service Agreement an activity report summarizing the basis for the payment to IBM, including the names of each of the Prospects, the identification and nature of the Services provided, the order number (where applicable), the total payments made to You by Prospect to date, the total fee due IBM, the amount of the fee paid to IBM to date and the amount of the fee to IBM included in this payment.

     6.3.2 Rejection or Refund In addition, in the event You reject any Service Agreement, a Prospect cancels prior to making payment to You, or You grant a refund to a Prospect, the activity report shall contain detailed information identifying the reasons for and amounts of any resulting adjustment in payment due IBM.

     6.4 AUDIT You shall maintain records in accordance with generally accepted methods of accounting of all transactions which are the subject of this Agreement for three years from the date revenue from the Services accrues to You. If IBM deems it necessary, IBM (or an accounting organization retained by IBM) shall have access to such records, upon reasonable notice, for the purposes of audit during normal business hours, for so long as such records are required to be maintained.

     6.5 FEE DISPUTE In the event IBM determines that additional payment is due, IBM will issue an invoice for such additional amount with supporting documentation. Except for disputed fees, You agree to pay such invoice within 30 days of receipt. In the event a dispute arises over fees due to IBM, IBM and You agree to work in good faith toward a mutually agreeable resolution of the dispute.
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         Attachment A to this agreement is a Services List which has been omitted. The Company agrees to furnish supplementally a copy of this omitted Schedule to the Commission upon request.
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     7.0 WARRANTY

     You represent and warrant, as a present and ongoing affirmation of the facts, that:

     7.1 You have all intellectual property rights to the Services that are necessary to perform Your obligations under this Agreement and all agreements entered into with Prospect(s); and

     7.2 The Services and all related materials (including Marketing Materials and demonstration materials) do not infringe any intellectual property right of any third party; and

     7.3 The Services conform to the statements and representations made by You in the Marketing Package or otherwise provided by You to Prospects and the Marketing Force; and

     7.4 Your performance of Your obligations hereunder do not conflict with any agreement between You, the Prospects or any third party; and

     7.5 You, in entering into this Agreement, have not relied on any promises, inducements, or representations by IBM except those expressly stated in this Agreement; and

     7.6 The Services comply with all applicable governmental regulations, rules and guidelines.

     8.0 INDEMNIFICATION

     8.1 You hereby agree to defend, indemnify, and hold harmless IBM against any and all claims, losses, and expenses, including reasonable attorney fees and other costs of litigation, based on or arising out of any claim that:

     8.1.1 the Services infringe any third party's intellectual property rights;

     8.1.2 You negligently performed, or failed to perform, Your obligations under a Service Agreement, or this Agreement;

     8.1.3 You breached Your representations or warranties under any agreement with Prospects or this Agreement.

     8.2 The foregoing indemnities are conditioned on the following:

     8.2.1 prompt written notice to You of the claim or proceeding subject to indemnification; and

     8.2.2 cooperation by IBM at Your expense in the defense and settlement of any such claim; and

     8.2.3 IBM's obtaining Your prior consent to settlement or resolution of any such claim, which consent shall not unreasonably be withheld.

     8.3 IBM hereby agrees to defend, indemnify, and hold harmless You against any and all claims, losses, and expenses, including reasonable attorney fees and other costs of litigation, to the extent that such claims, losses, and expenses arise out of the intentional misrepresentation of the Services by IBM; provided, however, that any such misrepresentation is not caused by Your acts or omissions.

     8.3.1 The foregoing indemnities are conditioned on the following:

     8.3.1.1. Prompt written notice to IBM of any claims of proceeding subject to indemnity; and

     8.3.1.2. cooperation by You in the defense and settlement of such claim at the expense of IBM; and

     8.3.1.3. prior written approval by IBM of any settlement, which approval shall not be unreasonably withheld.

     9.0 TERM AND TERMINATION

     9.1 This Agreement shall be effective for a period of two years from the date IBM issues the first availability notice for the Services and shall be automatically renewed on a yearly basis thereafter unless terminated under this Section.
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     9.2 Either party may elect to terminate this Agreement with or without cause by written notification to the other party. Termination will be effective ninety (90) days after such notice.

     9.3 In the event of any termination or expiration of this Agreement in whole or in part:

     9.3.1 the provisions of Sections 2.0, "DEFINITIONS," 7.0, "WARRANTY," 8.0, "INDEMNIFICATION," 10.0, "INFORMATION," and 11.0, "GENERAL" shall survive and continue until they expire in accordance with their terms; and

     9.3.2 any obligation under Section 6.0, "PAYMENT" shall survive and continue until satisfied.

     10.0 INFORMATION

     10.1 Unless otherwise agreed to in writing by the authorized representative of both parties, neither party shall provide the other party with information that is confidential to itself or any third party. Accordingly, in the absence of such a writing, no obligation of confidentiality of any kind is assumed by, or shall be implied against, either party by virtue of its discussions and/or correspondence with the other party or with respect to any information received (in whatever form and whenever received) from the other party under this Agreement or in activities related hereto notwithstanding any legend or statement to the contrary.

     10.2 Notwithstanding the foregoing, You agree to use the methods and procedures You use to protect Your own information that You do not wish to disclose, to avoid disclosure of the provisions of the terms and conditions of this Agreement and its amendments. You may not disclose the terms and conditions of this Agreement and its amendments to any third party without the prior written consent of IBM. Such consent shall not be unreasonably withheld. You may refer to this Agreement solely by stating IBM has been granted the right to market and take orders for the Services.

     11.0 GENERAL

     11.1 FREEDOM OF ACTION Nothing in this Agreement shall be construed as prohibiting or restricting either party from independently developing, acquiring, and marketing products, services, and other materials which are competitive in any form with the Services.

     11.2 EXPENSES  Each party shall bear its own expenses.

     11.3 ADVERTISING AND TRADEMARK USAGE

     11.3.1 IBM hereby grants You the use of the IBM Business Partner emblem ("Emblem") in Your advertising and promotional materials in the United States and Puerto Rico for the Services ("Advertising Materials"). You shall not use the Emblem prior to IBM's initial announcement of the availability of the Services to the Marketing Force. Any use must comply with the instructions set forth in guidelines issued by IBM from time to time entitled "IBM Advertising and Promotion Guidelines" ("Guidelines").

     A copy of the Guidelines shall be provided to You and is incorporated herein by reference. You may not use the IBM logotype other than as part of the Emblem. Except for Your press releases and as otherwise specified in the Guidelines, You do not need to provide to IBM for IBM's prior review and approval Your Advertising Materials Incorporating trademarks or trade names of IBM or that which refers to You as a participant in the IBM Vendor Marketing Program if such use complies with the Guidelines. You must provide to IBM for IBM's prior review and approval, in a manner reasonably consistent with industry practice, Your press releases if such release makes any reference to the IBM Vendor Marketing Program. You shall make no reference to IBM, IBM equipment and IBM products that may be misleading. You agree to change, at Your expense, any Advertising Materials which IBM, in its sole judgment, determines to be inaccurate, objectionable, misleading, or a misuse of IBM trademarks or trade names which IBM did not pre-approve. You, on written demand by IBM, shall immediately cease the use of any materials that IBM deems to be in violation of this Section.

     11.3.2 The authorization granted in this Section 11.3, "Advertising and Trademark Usage" shall terminate immediately upon the termination or expiration of this Agreement. IBM reserves the right to modify or revoke the authorization granted to You hereunder effective upon thirty (30) days written notice.
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Such revocation shall be effective immediately upon written notice in the event of any violation by You of the Guidelines or breach of this Agreement. Upon revocation of the rights granted in this Section 11.3, "Advertising and Trademark Usage," or upon termination or expiration of this Agreement, You shall cease using the Emblem, and shall destroy any and all Advertising Materials.

     11.3.3 Except as expressly provided herein, this Agreement grants You no right to use IBM's trademarks or trade names in connection with any product, service, promotion, or publication without the prior written consent of IBM.

     11.3.4 You hereby authorize IBM to use Your trademarks and trade names for the Services solely in performing Marketing Activities; however, any use by IBM will be pre-approved by You.

     11.4 ASSIGNMENT AND DELEGATION You shall not sell, transfer, assign, or subcontract any right or obligation hereunder without the prior written consent of IBM. Any act in derogation of the foregoing shall be null and void. In no event may You use the services of an IBM dealer or an IBM remarketer for the performance of any obligation hereunder.

     11.5 LIMITATIONS Except for claims arising under the Sections entitled 7.0, "WARRANTY" and 8.0, "INDEMNIFICATION," neither party shall be entitled to indirect, incidental or consequential damages, including lost profits, based on any breach or default under this Agreement.

     11.6 NATURE OF THE RELATIONSHIP IBM is acting under this Agreement solely as Your marketing representative. Nothing herein shall be deemed to create any other relationship, including that of partnership. Neither You nor any employee or Yours shall be considered an employee or agent of IBM for any purpose.

     11.7 NOTICE Any notice required or permitted under this Agreement shall be sent to:

In the case of IBM:

     IBM Corporation
     Vendor Marketing Programs
     Department BAR (WG09A)
     3200 Windy Hill Road
     Atlanta, GA 30339

In the case of You:
     Simione Central Holding, Inc.
     6600 Powers Ferry Road
     Atlanta, GA 30339

     11.8 PAYMENT

     11.8.1  Any payment to IBM under this Agreement shall be sent to:

     IBM Corporation
     Vendor Marketing Programs Control Desk
     Department BAR (WG09A)
     3200 Windy Hill Road
     Atlanta, GA 30339

     11.9 GOVERNING LAW The validity, construction, and performance of this Agreement will be governed by the substantive law of the State of New York.

     11.10 AMENDMENTS IN WRITING No amendment, modification or waiver of any provision of this Agreement shall be effective unless it is set forth in a writing which refers to the provisions so affected and is executed by an authorized representative of both parties. No failure or delay by IBM in exercising any right, power or remedy will operate as a waiver of any such right, power, or remedy.

     11.11 ENTIRE AGREEMENT The provisions of this Agreement constitute the entire agreement between the parties and supersede all prior agreements, oral or written, relating to the subject matter of this Agreement.
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Any payments due IBM under this Agreement shall be separate from, and in addition to, any due IBM under any other agreement between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Authorized Representatives.

     International Business Machines
Corporation

     ACCEPTED AND AGREED TO:

By:

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              JOHN G. SCHWARZ

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    Print Name

               VP, Solution Developers
    Marketing

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    Title

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    Date

     Simione Central Holding, Inc.

     ACCEPTED AND AGREED TO:

By:     /s/ JAMES R. HENDERSON

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            James R. Henderson

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    Print Name

                 President

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    Title

                 11-17-96

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    Date